As Filed with the Securities and Exchange Commission on October 3,1997
                                               Registration No. 333|16825


                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                          POST-EFFECTIVE AMENDMENT NO. 1

                                 TO FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                JWH GLOBAL TRUST

             (Exact name of registrant as specified in its charter)



           Delaware                6793                36-4113382

 (State of Organization) (Primary Standard Industrial (I.R.S. Employer
                          Classification Number)       Identification Number)



                        c/o CIS Investments, Inc.
                    233 South Wacker Drive, Suite 2300
                         Chicago, Illinois 60606
                            (312) 460-4000

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          L. Carlton Anderson
                          CIS Investments, Inc.
                    233 South Wacker Drive, Suite 2300
                         Chicago, Illinois 60606
                            (312) 460-4000

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ___________________


                              Copies to:
                       Joseph H. Harrison, Jr.
                           James B. Biery
                           Sidley & Austin
                      One First National Plaza
                       Chicago, Illinois  60603





                        JWH Global Trust

                  Post-Effective Amendment No. 1


     The sole purpose of this Post-Effective Amendment is to deregister $3,120,048.99 of Units of Beneficial Interest in the JWH Global Trust which remained unsold upon the termination of the offering of such Units pursuant to this Registration No. 333-16825.



                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on October 3, 1997.



JWH GLOBAL TRUST

By:  CIS Investments, Inc., Managing Owner


     By:/s/ Hal T. Hansen
            Hal T. Hansen
            President



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of CIS Investments, Inc., the Managing Owner of the Registrant, in the capacities indicated on October 3, 1997.



     /s/ Hal T. Hansen                    President and Director
         Hal T. Hansen                    (Principal Executive Officer)


     /s/ Richard A. Driver                Treasurer and Director
         Richard A. Driver                (Principal Financial and
                                           Accounting Officer)

     /s/ L. Carlton Anderson              Vice President and Director
         L. Carlton Anderson



     (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of CIS
Investments, Inc.)


CIS INVESTMENTS, INC., the Managing Owner of Registrant


By:  /s/ Hal T. Hansen
         Hal T. Hansen
         President